Exhibit b(2)

                          AMENDED AND RESTATED BY-LAWS

                                       of

                             THE LIPPER FUNDS, INC.

                                    ARTICLE I

                                  Stockholders

     SECTION 1. Place of Meeting. Meetings of stockholders shall be held at such place in the United States as the Board of Directors may determine.

     SECTION 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. In the event that the Corporation shall hold an annual meeting of stockholders, such meeting shall be held at a date and time set by the Board of Directors; provided, however, that if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement, then the date and time of such meeting shall be set in accordance with the Investment Company Act of 1940 and no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with the preceding sentence may constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held.

     SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the Chairman or the President, and shall be called by the Secretary (or in his absence, an Assistant Secretary) at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five percent (25%) of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

     SECTION 4. Record Dates. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of


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stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     SECTION 5. Notice of Meeting; Waiver of Notice. Not less than 10 and not more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of such meeting, written notice of the time, date, place, and, in the case of a special meeting or when otherwise required by the laws of the State of Maryland, the purpose or purposes of the meeting. Notice is given to a stockholder when it is personally delivered to him, left at his residence or usual place of business, mailed to him at his address as it appears on the records of the Corporation, or transmitted to him by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

     SECTION 6. Notice of Stockholder Business.

     (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder and (ii) a proper subject under applicable law for stockholder action.

     (b) For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.

     (c) Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     (d) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in


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this Section 4. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

     SECTION 7. Quorum; Voting. Unless statute or the charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of shares of any class or sub-class thereof are entitled to a separate vote as a class or sub-class (such class or sub class being referred to as a "Separate Class") or where the holders of shares of two or more (but not all) classes or sub-classes thereof are required to vote as a single class or sub-class (such classes or sub-classes being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. Unless the Corporation's Charter or applicable law requires otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 8. Adjournment. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. If a quorum with respect to a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of stockholders, the holders of a majority of the shares of such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote at such meeting shall be present. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

     SECTION 9. Conduct of Meetings. Each meeting of stockholders shall be presided over by the Chairman of the Board or, if he or she is not present, by the Vice Chairman of the Board or, if neither of them are present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of the meeting or, if he or she is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary.

     SECTION 10. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 11. Proxies. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized attorney-in-fact


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or by proxy provided in any form or manner permitted by applicable law. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

     SECTION 12. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors, if appointed, shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

     SECTION 13. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholders' meetings.


                                   ARTICLE II

                               Board of Directors

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things that are not by law, the Articles of Incorporation of the Corporation or these By-Laws directed or required to be done by the stockholders.

     SECTION 2. Number and Tenure. The number of Directors constituting the whole Board, initially fixed by the Articles of Incorporation of the Corporation, may be changed by a vote of a majority of the entire Board of directors from time to time, provided that this number shall in no event be fewer than that required by law, nor more than 21. Each director


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shall hold office until the next annual meeting and a successor is elected and qualifies or until his earlier resignation or removal.

     SECTION 3. Vacancies. Vacancies in the Board of Directors for any cause, except an increase in the authorized number of directors, may, subject to the Investment Company Act of 1940, be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A vacancy resulting from an increase in the authorized number of directors may, subject to the Investment Company Act of 1940, be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy serves until his successor is elected and qualifies or until his earlier resignation or removal.

     SECTION 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the Vice-Chairman of the Board or the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     SECTION 5. Removal of Directors. Unless statute or the charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. The Board of Directors shall promptly call a meeting of stockholders for the purpose of voting upon the question of removal of any director or directors when requested in writing to do so by the record holders of not less than ten percent of the outstanding shares.

     SECTION 6. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Maryland as the Board of Directors may determine.

     SECTION 7. Regular Meetings. Regular Meetings of the Board of Directors shall be held at the conclusion of each annual meeting of stockholders and at any other time fixed by the Board of Directors. No notice of regular meetings shall be required.

     SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telegraphed to each director not less than one day before the meeting or mailed to each director not less than three days before the meeting. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

     SECTION 9. Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.


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     SECTION 10. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business, provided that a quorum shall be no less than two directors, except where the Board consists of only one Director in which case a quorum shall be one director. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, the Articles of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     SECTION 11. Committees. The Board of Directors may designate an executive committee and other committees composed of two or more directors, and the members thereof, and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. If a member of a committee is absent or disqualified, the members present at a meeting, whether or not constituting a quorum, may appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

     SECTION 12. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President (if he is a director), or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

     SECTION 13. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 14. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which the 1940 Act, and the rules thereunder require the approval of directors by vote cast in person at a meeting.

     SECTION 15. Compensation of Directors. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.


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                                   ARTICLE III

                                    Officers

     SECTION 1. Election and Removal. The Board of Directors shall elect a President, a Secretary and a Treasurer. The Board of Directors may also in its discretion elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice President, may be held by the same person. The Board of Directors may fill any vacancy which may occur in any office. All officers shall hold office at the pleasure of the Board of Directors, and any officer may be removed from office at any time with or without cause by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby.

     SECTION 2. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Board of Directors.


                                   ARTICLE IV

                          Indemnification And Insurance

     SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by or in the right of the Corporation in which such person shall have been adjudged to be liable to the Corporation), by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

     SECTION 2. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article IV shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent


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permissible under the Maryland General Corporation Law, the 1933 Act, and the
1940 Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, whether the standards required by this Article IV have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought, finding that the person to be indemnified was not liable by reason of disabling conduct or
(b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

     SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article IV to the extent permissible under the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

     SECTION 5. Other Rights. The indemnification provided by this Article IV shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


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     SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article IV or applicable law.


                                    ARTICLE V

                                      Stock

     SECTION 1. Certificates of Stock. If the Board of Directors authorizes the issue of a class or sub-class of stock with certificates, each holder of shares of that class or sub-class, upon written request therefor in accordance with such procedures as may be established by the Board from time to time, is entitled to certificates which represent and certify the shares of that class or sub-class he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class or sub-class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. The Board of Directors may authorize the issue of some or all of the shares of any or all classes or sub-classes without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. At the time of issue or transfer of shares without certificates the Corporation shall send each stockholder a written statement of the information required by the Maryland General Corporation Law.

     SECTION 2. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 3. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the


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record date is fixed nor, subject to Article II, Section 8, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date of the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 4. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class or sub-class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class or sub-class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

     SECTION 5. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification may be received by the Corporation, and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

     SECTION 6. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, including the requirement that the owner furnish a bond as indemnity against any claim that may be made against the Corporation in respect of the lost, stolen or destroyed certificate, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                   ARTICLE VI

                                     Finance

     SECTION 1. Check, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a


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Vice-President or an Assistant Vice-President and countersigned by the
Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

     SECTION 2. Annual Statement of Affairs. The President or Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a statement of net assets and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, if any, within 20 days after the meeting (or, in the absence of an annual meeting, within 120 days after the end of the fiscal year, placed on file at the Corporation's principal office in the State of Maryland.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be the twelve-calendar-month period ending December 31 in each year, unless otherwise provided by the Board of Directors.

     SECTION 4. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the charter of the Corporation.

     SECTION 5. Net Asset Value. Except in the event of emergency conditions or as otherwise permitted by the Investment Company Act of 1940, the net asset value per share of each class or sub-class of stock shall be determined no less frequently than once daily, Monday through Friday, at such time or times as the Board of Directors sets at least annually. In valuing portfolio investments for the determination of the net asset value per share of any class or sub-class, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Board of Directors or the person designated by the Board of Directors to make the determination, most nearly represent the current market value of such securities, and other securities and assets shall be valued on the basis of their fair value as determined by or pursuant to the direction of the Board of Directors, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be determined based on yields for securities of comparable maturity, quality and type, or using the amortized cost method of valuation.

     SECTION 6. Employment of Custodian. The Corporation shall place and maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the Investment Company Act of 1940 or may serve as its own custodian but only in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Corporation, including the designation of the particular class or sub-class to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Corporation or any custodian, with the consent of the Corporation, may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities, pursuant to which system all securities of a particular class or sub-class of any issuer deposited within the system are treated


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


as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.


                                   ARTICLE VII

                                Sundry Provisions

     SECTION 1. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

     SECTION 2. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     SECTION 3. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     SECTION 4. Voting Shares in Other Corporations. Shares of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     SECTION 5. Mail. Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

     SECTION 6. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     SECTION 7. Amendments. Any and all provisions of these By-Laws may be altered or repealed and new by-laws may be adopted (i) by the stockholders at any annual meeting of the stockholders, or at any special meeting called for that purpose, or (ii) by the Board of Directors at any regular or special meeting thereof.

ADOPTED: May 16, 2002


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